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                AGREEMENT FOR THE SALE OF COMMERCIAL REAL ESTATE

This AGREEMENT FOR THE SALE OF COMMERCIAL REAL ESTATE ("Agreement") is made and entered this 11th day of December, 2000, by and between HEALTHAXIS INC. (formerly Provident American Corporation), a Pennsylvania corporation with offices at 2500 DeKalb Pike, East Norriton, PA 19401 ("Seller") and HEALTHAXIS.COM, INC., a Pennsylvania corporation with offices at 5215 N. O'Connor Blvd., Irving, TX 75039 ("Buyer").

WHEREAS, Seller wishes to sell and Buyer wishes to purchase the Property as hereinafter defined including buildings, improvements and appurtenances therein.

NOW, THEREFORE, for and in consideration of the promises, representations, warranties and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1. PROPERTY. Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase All that certain lot or parcel of land, with the buildings, contents and improvements thereon erected, Situate in the Township of East Norriton, County of Montgomery and Commonwealth of Pennsylvania, bounded and described according to a Subdivision Plan of Village East, made by Chambers Associates, Consulting Engineers and Surveyors, dated January 30, 1978, last revised November 29, 1978 as recorded in the Office of the Recorder of Deeds of Montgomery County in Plan Book A-34, and as further described according to a survey of the Property made by Chambers Associates, Consulting Engineers and Surveyors, dated December 4, 2000 (the "Property"), as follows, to wit:--

2.   TERMS. The Property will be sold according to the following terms:

     (a) Purchase Price. Seller acknowledges and agrees to accept as full and fair consideration the Purchase Price of Four Million Two Hundred and Fifty Thousand Dollars ($ 4,250,000.00) to be paid to the Seller by the Buyer by wire transfer of immediately available funds to an account designated by Seller not less than 48 hours prior to the Closing Date as hereinafter defined.

     (b) Deed. The Property shall be conveyed from Seller to Buyer by fee simple deed of special warranty.

     (c) Transfer Taxes. Transfer Taxes of two percent (2%) of the Purchase Price shall be divided equally between Seller and Buyer.

     (d) Prorations. At Closing the following will be adjusted pro-rata on a daily basis between Buyer and Seller, reimbursing where applicable: taxes, rents, water and/or sewer fees together with any lienable municipal service. Seller will pay up to and including the date of settlement; Buyer will pay for all days following settlement.

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3.   CLOSING. Provided that Seller's covenants, representations and warranties set forth herein are true and correct as of the Closing Date (as defined below) and all inspections, tests, surveys and studies, are acceptable to Buyer, the closing of the assignment, transfer and conveyance of the Property (the "Closing"), shall occur no later than December 15, 2000 (the "Closing Date") at the offices of HealthAxis Inc., 2500 DeKalb Pike, East Norriton, PA 19401.

4. POSSESSION. Possession is to be delivered by deed, keys and assignment of existing lease(s), together with any security deposits.

5. LEASES. Seller will not enter into any new leases, written extensions of existing leases, or additional leases for the Property without the express written consent of Buyer.

6. INSPECTION. Buyer reserves the right to make a pre-settlement inspection of the subject property.

7. FIXTURES & PERSONAL PROPERTY. Included in this sale and the Purchase Price are all existing items permanently installed in the property, free of liens, including plumbing, heating, lighting fixtures, water treatment systems, any remaining heating fuels stored on the Property at the time of settlement and built-in air conditioners; as well as all office and home furniture, fixtures, partitions, computer and ancillary technology equipment (printers, faxes, scanners, copiers, etc.), audio-visual equipment, and office supplies.

8.   NOTICES & ASSESSMENTS

     (a) Seller represents, as of the acceptance date of this Agreement, that no public improvement assessments have been made against the premises which remain unpaid and that no notice by any government or public authority has been served upon the Seller or anyone on the Seller's behalf, including notices relating to violations of zoning, building, safety, or fire ordinances which remain uncorrected unless otherwise specified herein.

     (b) Any notice of improvements or assessments received on or before the date of Seller's acceptance of this Agreement unless improvements consist of sewer or water lines not in use, will be the responsibility of the Seller; any notices received thereafter will be the responsibility of the Buyer.

     (c) If required by law, Seller will deliver to Buyer, on or before settlement, a certification from the appropriate municipal department or departments disclosing notice of any uncorrected violation of zoning, building, safety or fire ordinances.

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9.   TITLE, SURVEYS & COSTS

     (a) The Property is to be conveyed free and clear of all liens, encumbrances, and easements, EXCEPTING, HOWEVER, the following: existing deed restrictions, historic preservation restrictions or ordinances, building, restrictions, ordinances, easements of roads, easements visible upon the ground, easements of record, privileges or rights of public service companies, if any; otherwise the title to the above described real estate will be good and marketable and such as will be insured by a reputable Title Insurance Company at the regular rates.

     (b) In the event Seller is unable to give a good and marketable title and such as will be insured by a reputable Title Company at the regular rates, as specified in paragraph 9(a). Buyer will have the option of taking such title as Seller can give without changing the price or of being repaid all monies paid by Buyer to Seller on account of purchase price and Seller will reimburse Buyer for any costs incurred by Buyer for those items specified in paragraph 9(c) and in paragraph 9(d) items (1), (2), (3); and in the latter event there will be no further liability or obligation on either of the parties hereto and this Agreement will become VOID.

     (c) Any survey or surveys which may be required by the Title Insurance Company or the abstracting attorney, for the preparation of an adequate legal description of the Property (or the correction thereof), will be secured and paid for by Seller. However, any survey or surveys desired by Buyer will be secured and paid for by Buyer.

     (d) Buyer will pay for the following: (1) The premium for mechanics lien insurance and/or title search, or fee for cancellation of same, if any: (2) The premiums for flood insurance and/or fire insurance with extended coverage, insurance binder charges or cancellation fee, if any: (3) Buyer's customary settlement costs and accruals.

10. RECORDING. This Agreement will not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record. If Buyer causes or permits this Agreement to be recorded, Seller may elect to treat such act as a breach of this Agreement.

11. ASSIGNMENT. This Agreement will be binding upon the parties, their respective heirs, personal representatives, guardians and successors and, to the extent assignable, on the assigns of the parties hereto. It is expressly understood, however, that the Buyer will not transfer or assign this Agreement without the written consent of the Seller.

12.  MAINTENANCE & RISK OF LOSS.

     (a) Seller will maintain the Property, and any personal property specified herein in its present condition, normal wear and tear excepted.


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     (b)  Seller will promptly notify the Buyer if, at any time prior to the time of settlement, all or any portion of the Property is condemned, destroyed, or damaged as a result of any cause whatsoever.

     (c) Seller will bear risk of loss from fire or other causes until time of settlement. In the event that damage to any property included in this sale is not repaired or replaced prior to settlement, Buyer will have the option of rescinding this Agreement and receiving the return of all deposit monies, if any, or accepting the Property in its then condition together with the proceeds of any insurance recovery obtained by Seller or if Seller's claim is pending at the time of Closing, an assignment of each of such claims of Seller. Buyer is hereby notified that it may insure its equitable interest in the Property as of the time this Agreement is accepted.

13.  GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

Seller hereby represents, warrants and covenants to Buyer as follows:

     13.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and lawful authority to enter into this Agreement and all other documents executed and delivered or to be executed and delivered in connection herewith (hereinafter collectively referred to with this Agreement as the "Settlement Documents"). The execution, delivery and performance of this Agreement and all other Settlement Documents have been duly and properly authorized pursuant to all requisite corporate action in accordance with each of its articles of incorporation, bylaws, and the laws of the Commonwealth of Pennsylvania, and do not and will not violate any provisions of any law, rule, regulation, order, writ, judgment, injunction or decree applicable to Seller or result in a breach or default of any agreement or instrument to which Seller is a party.

     13.2 Due Diligence Materials. Seller agrees to, and shall, deliver to Buyer copies of any and all documents, agreements, reports, studies, test results, licenses and permits pertaining to the Property known to or in the possession or control of Seller, including, without limitation, (i) any as-built, boundary or other survey of the Property, (ii) the final plans and specifications for any building erected on the Property including, without limitation the approximately 45,000 square foot office building situate thereon (the "Building") and any other improvements on the Property, (iii) the certificate(s) of occupancy issued by the applicable governmental authority for the Building and any other improvements on the Property (all of which are in good standing and in full force and effect),
     (iv) any engineering, architectural other inspection reports with respect to the Property, the Building or any other improvements on the Property,
     (v) any soil borings on the Property, (vi) any environmental studies or test results of or on the Property, (vii) any site plans for the Property,
     (viii) any zoning, land use or other permits or approvals applicable to the Property (all of which are in good standing and in full force and effect),
     (ix) any occupational or similar licenses applicable to the Property which are in good standing and in full force and effect, (x) all roof, HVAC system and other warranties applicable to the Building or any other

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     improvements on the Property which are in good standing and in full force and effect, and (xi) all service contracts applicable to the Property which are in good standing and in full force and effect, together with all material correspondence relating to any of the foregoing. Prior to the Closing Date, Buyer and its agents, employees and contractors shall have the right at any time during usual business hours to enter upon the Property, the Building and any other improvements on the Property for purposes of undertaking any such surveys, studies or tests thereof deemed necessary or desirable by Buyer. Buyer shall return to Seller all such materials delivered to it by Seller if the transfer and conveyance of the Property to Buyer does not close. Further, Buyer shall repair any damage done to the Property and restore the same to its former condition. Buyer shall indemnify Seller, and hold it harmless, of, from and against any and all loss, damage or liability, action, suit or proceeding, and all costs and expenses (including attorney's fee), incurred in connection therewith, arising from or out of any action taken or performed at, adjacent to or affecting the Property, or damage caused to any part of the Property, or to any person, by Buyer prior to Closing.

     13.3 Title to Property and Legal Proceedings. (i) There are no pending or, to Seller's knowledge, threatened claims, suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Seller; (ii) Seller is the owner of good and marketable, fee simple title to the Property, free and clear of all restrictions, liens and encumbrances of any kind whatsoever except those referred to in paragraph 9(a) hereof; (iii) there are no mortgages, liens, claims of lien or other encumbrances against the Property or any portion thereof; (iv) there are no outstanding contracts, agreements or options for the sale, lease, sublease or other alienation of the Property or any portion thereof; (v) Seller's fixtures and personal property aare free and clear of all liens and encumbrances, and (vi) there are no unfulfilled obligations under any contracts, leases, subleases or other agreements with respect to the Property that cannot be terminated as of Closing.

     13.4 Outstanding Debts. Neither Seller nor any other person has any outstanding debts or obligations in connection with Seller's ownership and operation of the Property except for ad valorem, real estate and personal property taxes for the year 2000 which are either not yet due or payable or the final payment date for which has not yet passed, and the amount of which is estimated to be $0, which estimate is based upon the Appraisal and the actual Property taxes for the year 1999.


     13.5 No Leases or Agreements to Sell. Except for the leases, subleases or similar agreements, true and complete copies of which are attached hereto as Exhibit "A" (the "Leases"), there are no leases, subleases or similar agreements with respect to the Property or any portion thereof, or to sell the Property or any portion thereof.

     13.6 Condemnation or Annexation Proceedings. There are no pending or, to Seller's knowledge, threatened condemnation proceedings or annexation proceedings affecting the Property, and there are no governmental assessments not disclosed herein or any agreements to convey any portion of the Property or any rights thereto to any person or entity not disclosed herein, including, without limitation, any government or governmental agency.

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     13.7 Compliance with Laws. Seller has not received notice from, nor has knowledge of, any governmental entity claiming that Seller, any other person, or the Property, or any portion thereof, is not presently in compliance with any laws, ordinances, rules or regulations bearing upon the use or operation of the Property, including specifically, but without limitation, any such notice relating to zoning laws or building codes or regulations, development approvals or the Americans with Disabilities Act, and that all permits, licenses or other evidences of authority to use and operate the Property as it is presently being operated are current, valid and in full force and effect.

     13.8 Environmental Condition. The Property, or any part thereof, contains no toxic or hazardous substances, wastes or materials (as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) ("CERCLA"), or any other substance, waste or material defined, designated, classified or considered to be a toxic waste, a hazardous or toxic material, or a hazardous, toxic, radioactive or dangerous substance under any law, rule or regulation relating to any hazardous or toxic substance or material. There are no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental agency in connection with any actual or alleged use, storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any hazardous or toxic substances or material as defined in CERCLA on or at the Property or any portion thereof. There have never been, nor presently are, underground storage tanks within the Property or the occurrence thereon of any releases of any such hazardous or toxic wastes, substances or materials or petroleum based products as defined in CERCLA. That the Property contains no asbestos, polychlorinated biphenyls, lead-based paint or any other substance, the removal or disposal of which is subject to any law or regulation. No law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface, water, or ground water at, on or above the Property.

     13.9 Utilities. The Property is adequately served by potable public water, public sanitary sewer, electricity, telephone and any other utility services necessary for the useful service of the Building as an office building, and such utility systems are fully paid for as of the date of this Agreement.

     13.10 Parking. The Property contains a number of automobile parking spaces and handicapped spaces sufficient for the use and enjoyment of the Building as intended and in compliance with all applicable laws.

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     13.11 Drainage. The Property is adequately served by a properly, in good standing and in full force and effect permitted and installed stormwater drainage system and is not located in a flood plain.

     13.12 Access. The Property lies adjacent to a publicly dedicated right-of-way and maintains legal access thereto.

     13.13 Condition. The Building and all other improvements on the Real Property, and all material building systems therein (including, without limitation, the roof, the foundation and all other structural elements, the HVAC system and all electrical and plumbing facilities) are in good and working condition and serve effectively for their intended purposes.

     13.14 Certificate. Seller shall execute and deliver a Certificate certifying that all of its covenants, representations and warranties contained herein are true and complete as of the Closing Date.

     13.15 No Broker. Seller and Buyer acknowledge that no licensed real estate Broker, third party or other agent(s) is entitled to a commission from the purchase and sale of the Property under this Agreement.

     13.16 Survivability. The provisions of this Section will survive the performance of this Agreement.

14. TIME OF THE ESSENCE. The said time for Closing and all other times referred to for the performance of any of the obligations of this Agreement are hereby agreed to be of the essence of this Agreement. For the purposes of this Agreement, number of days will be counted from the date of execution, by excluding the day this Agreement was executed and including the last day of the time period.

15. ARBITRATION OF DISPUTES. Buyer and Seller agree to arbitrate any dispute between them that cannot be amicably resolved. After written demand for arbitration by either Buyer or Seller, each party will select a competent and disinterested arbitrator. The two so selected will select a third. If selection of the third arbitrator cannot be agreed upon within 30 days, either party may request that selection be made by a judge of a court of record in the county in which arbitration is pending. Each party will pay its chosen arbitrator and bear equally expenses for the third and all other expenses of arbitration. Arbitration will be conducted in accordance with the provisions of Pennsylvania Common Law Arbitration, 42 Pa. C.S.A. ss.7341 et seq. This agreement to arbitrate disputes arising from this Agreement will survive Closing.

16. ENTIRE AGREEMENT. It is further understood that this agreement contains the whole agreement between Seller and Buyer, and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever concerning this sale. Furthermore, this Agreement will not be altered, amended, changed or modified except in writing executed by the parties.

                     [Rest of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunder set forth their hands and seals the day and year first above written.



HEALTHAXIS.COM, INC. AS BUYER          WITNESS AS TO BUYER




/s/ Michael Ashker                     Name: Micheal G. Hankinson
    ---------------------------              ---------------------------
Michael Ashker. President & CEO        Address: HealthAxis.com, Inc.
HealthAxis.com, Inc.                            2500 DeKalb Pike
5215 N. O'Connor Blvd.                          East Norriton, PA 19401
Irving, TX 75039
972-443-5000 Ph.
972-556-0572


HEALTHAXIS INC. AS SELLER                       WITNESS AS TO SELLER



/s/ Anthony R. Verdi                   Name: Michael G. Hankinson
--------------------                         ---------------------------
Anthony Verdi, CFO                     Address: HealthAxis.com, Inc.
HealthAxis Inc.                                 2500 DeKalb Pike
2500 DeKalb Pike                                East Norrition, PA 19401
East Norriton, PA 19401





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